SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 28, 2000

                           VIRTUAL ACADEMICS.COM, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    33-25900                    75-228820
----------------------------      ----------------           -------------------
(State or other jurisdiction      (Commission File              (IRS Employer
      of incorporation)               Number)                Identification No.)

6421 Congress Avenue, Suite 201, Boca Raton, Florida              33487
----------------------------------------------------         ----------------
      (Address of principal executive offices)                  (Zip Code)

Registrants telephone number, including area code     (561) 994-4446
                                                 -------------------------

Item 4.  Changes in Registrants Certifying Accountants

         On August 28, 2000, the Board of Directors of Virtual Academics.Com, Inc. (the "Company") recommended and approved the replacement of its principal accountants, Sweeney, Gates & Co. ("SG"). Also, on August 28, 2000, the Board of Directors recommended and approved the replacement firm of Grant Thornton LLP as the Company's independent auditors, effective August 28, 2000.

         SG has not issued an audit report on the Company's financial statements. During period of SG's engagement, there have been no disagreements with SG on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of SG, would have caused them to make reference to the subject matter of such disagreements in connection with issuing their reports. Also, no reportable events, within the meaning of Item 304(a)(1)(v) of Registration S-K, has occurred during the two most recently completed years and subsequent interim periods, preceding this change.

         The Company has provided SG with these disclosures, and has requested that they furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not they agree with the statements contained herein. That letter will be filed by amendment.

Item 7.  Financial Statements and Exhibits

         (a)      None

         (b)      None

         (c)      Exhibits

         Exhibit 16.1 - Letter addressed to the Securities and Exchange Commission from Sweeney, Gates & Co. - to be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIRTUAL ACADEMICS.COM, INC.


Date: August 30, 2000                  By: /s/  Steven Bettinger
                                          --------------------------------------
                                           Steven Bettinger
                                           President and Chief Operating Officer

                                       2